    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1999

                                                     REGISTRATION NO. 333-05361
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549
               _____________________________________________

                              AMENDMENT NO. 1
                                TO FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
               _____________________________________________

                                INTRAV, INC.
           (Exact name of registrant as specified in its charter)

             MISSOURI                       7711 BONHOMME AVENUE                   43-1323155
 (State or other jurisdiction of       ST. LOUIS, MISSOURI 63105-1961           (I.R.S. Employer
  incorporation or organization)               (314) 727-0500                  Identification No.)
                                  (Address of Principal Executive Offices)

                                INTRAV, INC.
                        AMENDED INCENTIVE STOCK PLAN
                          (Full title of the plan)

                              WAYNE L. SMITH II
            EXECUTIVE VICE PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                INTRAV, INC.
                            7711 BONHOMME AVENUE
                       ST. LOUIS, MISSOURI 63105-1961
                               (314) 727-0500
                   (Name, address and telephone numbers,
                 including area code, of agent for service)

                                  COPY TO:
                            THOMAS A. LITZ, ESQ.
                            THOMPSON COBURN LLP
                     ONE MERCANTILE CENTER, SUITE 3400
                         ST. LOUIS, MISSOURI  63101
                         TELEPHONE:  (314) 552-6000
                         FACSIMILE:  (314) 552-7000

                                   CALCULATION OF REGISTRATION FEE
==========================================================================================================
    TITLE OF EACH CLASS OF       AMOUNT TO BE      PROPOSED         PROPOSED MAXIMUM        AMOUNT OF
  SECURITIES TO BE REGISTERED     REGISTERED   MAXIMUM OFFERING    AGGREGATE OFFERING   REGISTRATION FEE
                                              PRICE PER SHARE<F2>       PRICE<F2>
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value<F1>    250,000        $16.28              $4,070,312.50        $1,131.55
==========================================================================================================

<F1> The shares being registered hereby are reserved for issuance pursuant to the Company's Amended Incentive Stock Plan.
<F2> Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon a price of $16.28 per share, being the average of the high and low transaction prices of the Company's Common Stock per share as reported by the Nasdaq National Market on April 15, 1999.

===============================================================================

                            INTRAV, INC.
                    AMENDED INCENTIVE STOCK PLAN


                          EXPLANATORY NOTE
                          ----------------

     This Amendment No. 1 to Registration Statement on Form S-8 is being filed by Intrav, Inc., a Missouri corporation (the "Company"), in connection with the registration of an additional 250,000 shares of the Company's common stock, $.01 par value per share, to be issued pursuant to the Intrav, Inc. Amended Incentive Stock Plan. Except for Item 3(c), the contents of the Registration Statement on Form S-8 (File No. 333-05361) filed by Intrav, Inc. with the Securities and Exchange Commission on June 6, 1996, are incorporated herein by reference.

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          (c) The description of the Company's common stock, $.01 par value (the "Common Stock") contained on pages 30-31 of the Company's Amendment No. 1 to Registration Statement on Form S-2 (file No. 333-73101) filed with the Securities and Exchange Commission on March 31, 1999, is incorporated herein by reference.

Item 8.   Exhibits.
          --------

          See Exhibit Index located at page 3 hereof.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement (File No. 333-05361) to be signed on its behalf by the undersigned, thereunto duly authorized,
in the City of Clayton, State of Missouri, on April      , 1999.

                         INTRAV, INC.


                         By:  /s/ Wayne L. Smith II
                            -----------------------------------------------
                            Wayne L. Smith II, Executive Vice President and Chief Financial Officer


                         POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Paul H. Duynhouwer and Wayne L. Smith II and any of them (with full power to each of them to act alone) the true and lawful attorneys-in fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment No. 1 to Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other government or regulatory authority), and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                  Title                            Date
         ---------                                  -----                            ----
 /s/ Paul H. Duynhouwer                President, Chief Executive Officer        April 21, 1999
------------------------------         and Director
Paul H. Duynhouwer
Principal Executive Officer

 /s/ Wayne L. Smith II                 Executive Vice President,                 April 21, 1999
------------------------------         Chief Financial Officer and Director
Wayne L. Smith II
Principal Financial and
Accounting Officer

 /s/ Barney A. Ebsworth                Chairman of the Board                     April 21, 1999
------------------------------
Barney A. Ebsworth


                               - 2 -


 /s/ John B. Biggs, Jr.                Director                                  April 21, 1999
------------------------------
John B. Biggs, Jr.

 /s/ William H.T. Bush                 Director                                  April 21, 1999
------------------------------
William H.T. Bush

 /s/ Robert H. Chapman                 Director                                  April 21, 1999
------------------------------
Robert H. Chapman

                           EXHIBIT INDEX
                           -------------


Exhibit
Number                       Description
------                       -----------

4.1(a) Restated Articles of Incorporation of the Registrant, filed as Exhibit 3(i) to the Registrant's Registration Statement on Form S-1 (No. 33-90444), is incorporated herein by reference.

4.1(b)    Amendment to Restated Articles of Incorporation of the
          Registrant, filed as Exhibit 3(i)(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by reference.

4.2(a)    Amended and Restated Bylaws of the Registrant, filed as
          Exhibit 3(ii) to the Registrant's Registration Statement on Form S-1 (No. 33-90444), is incorporated herein by reference.

4.2(b)    Amendment to Restated Bylaws of the Registrant, filed as
          Exhibit 3(ii)(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by reference.

5.1 Opinion of Thompson Coburn, as to the validity of the issuance of the common stock.

23.1      Consent of Thompson Coburn (included in Exhibit 5.1).

23.2      Consent of Deloitte & Touche LLP.

24 Power of Attorney (included in the signature pages to this Registration Statement).




                               - 4 -